UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2009

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 19, 2009, the Board of Directors of Horizon Lines, Inc. (the “Company”) approved the grant of an award of 15,235 shares of time-vested restricted stock to William J. Flynn, as part of his compensation arrangement for his service as the lead independent director on the Company’s Board of Directors. Mr. Flynn’s restricted stock award was made pursuant to the Horizon Lines, Inc. 2009 Incentive Compensation Plan and is subject to certain vesting conditions. Mr. Flynn will become vested in the restricted stock on June 19, 2010, provided he continues to serve as a member of the Company’s Board of Directors until that date (subject to pro-rated vesting if he dies or becomes disabled before that date). This grant was in addition to the 12,230 shares of time-vested restricted stock granted to Mr. Flynn on June 12, 2009 for his service as a non-employee member of the Company’s board of directors, as more fully described in the Form 8-K filed by the Company on June 12, 2009.
This summary is qualified in its entirety by reference to the restricted stock award agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: June 25, 2009	By:	/s/ Robert S. Zuckerman

Robert S. Zuckerman Vice President, General Counsel and Secretary

Exhibit Index
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
10.1	Form of Restricted Stock Award Agreement